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                                                                   EXHIBIT 99.1

[MEDAPHIS LOGO]

                                  INVESTOR CONTACT:          CARYN DICKERSON
                                                             (770) 444-5348

                                  MEDIA CONTACTS:            MICHAEL SITRICK
                                                             DONNA WALTERS
                                                             (800) 288-8809
                                                             JOHN GRIMALDI
                                                             (212) 755-2850


               MEDAPHIS ANNOUNCES NEW LONG-TERM FINANCING PACKAGE

ATLANTA, GEORGIA -January 26, 1998-- Medaphis Corporation (NASDAQ: MEDA) today said that it has received a commitment for a $100 million revolving credit facility as part of a new planned $250 million financing package.

Under the terms of a senior bank financing commitment letter between Medaphis and an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation, DLJ will fully underwrite a $100 million, three-year revolving credit facility that will be guaranteed by Medaphis' domestic subsidiaries and secured by a first-priority lien on substantially all material assets of the Company and its domestic subsidiaries. The financing is contingent upon customary conditions and completion of an offering of $150 million in senior notes maturing in 2005. The proceeds of the financing package will be used to refinance Medaphis' existing $210 million loan facility, maturing in 1999, and for general corporate purposes. The financing package is expected to close by March 31, 1998.

David McDowell, Chairman and Chief Executive Officer of Medaphis, said, "Completion of this financing package will represent a major milestone for Medaphis. This new financing will return the Medaphis capital structure to more traditional longer-term debt. When closed, we should be able to focus all of our energy on the execution of our 1998 and longer-term business objectives."

Medaphis is a leading provider of business management services and information products to healthcare providers, corporations and other organizations. Based in Atlanta, Georgia, Medaphis currently services approximately 20,700 physicians and 2,700 hospitals across the nation, and more than 100 systems integration customers in industries including multi-unit retailing, energy, telecommunications, financial services, manufacturing and transportation.

                                    -more-


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The senior notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy senior notes or any other securities. The terms of the senior bank financing commitment letter are being filed with the Securities and Exchange Commission. This Press Release contains statements which constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its senior management team with respect to bank financing, the public or private offering of debt securities, debt and equity market conditions, as well as the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to, adverse developments in the bank financing or public or private markets for debt or equity securities or adverse developments with respect to the Company's liquidity position or operation of the Company's business units.

Additional factors that would cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company's Safe Harbor Compliance Statement filed as Exhibit 99.1 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1997.

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